As filed with the Securities and Exchange Commission on August 5, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
Delaware	77-0214673
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
12303 Technology Boulevard, Suite 950
Austin, Texas  78727
(Address of principal executive offices) (Zip Code)

2009 EQUITY INCENTIVE PLAN
 (Full title of the plan)

Robert L. Kanode
Chief Executive Officer
12303 Technology Boulevard, Suite 950
Austin, Texas 78727
(512) 527-2900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
J. Matthew Lyons
Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
(512) 320-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2009 Equity Incentive Plan Common Stock, $0.001 par value	3,000,000 shares	$0.74 (2)	$2,220,000 (2)	$158.29

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on July 30, 2010, as reported by The NASDAQ Capital Market.

PART I

Information Required in the Section 10(a) Prospectus

The information called for in Part I of the Form S-8 will be sent or given to employees, officers, directors or others specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is not being filed or included in this Form S-8 (whether by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.

Valence Technology, Inc., or the Registrant, hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed with the Commission on June 14, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 filed with the Commission on August 4, 2010;

(c)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the 1934 Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)
The Registrant’s Registration Statement on Form 8-A filed with the Commission on April 2, 1992 and as thereafter amended, in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of Title 8 of the General Corporation Law of the State of Delaware, or DGCL, gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or the unlawful purchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

Our Second Restated Certificate of Incorporation provides that, to the full extent not prohibited by the DGCL, no director of ours will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of a duty of care.

Our Second Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL, provided, however, that:

• we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and

• we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

• such indemnification is expressly required to be made by law;

• the proceeding was authorized by our Board of Directors; or

• such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our Fourth Amended and Restated Bylaws further provide that we may indemnify our other officers, employees and other agents as set forth in the DGCL.

We have entered into indemnification agreements, the form of which is incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on May 6, 2009, with each of our directors and officers. These agreements require us to indemnify each director and officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or officer of ours or any other company or enterprise to which the person provides services at our request.

All of our directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended, which we refer to herein as the 1933 Act.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits

Exhibit Number	Exhibit
4.1
Second Restated Certificate of Incorporation of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Registration Statement on Form S-1 (File No. 33-46765), as amended, filed with the Commission on March 27, 1992).

4.2
Amendment to the Second Restated Certificate of Incorporation of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Schedule 14A filed with the Commission on January 28, 2000).

4.3
Fourth Amended and Restated Bylaws of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Current Report on Form 8-K dated January 18, 2008, filed with the Commission on January 22, 2008).

5	Opinion and Consent of Andrews Kurth LLP.
10.1*	Valence Technology, Inc. 2009 Equity Incentive Plan.
23.1	Consent of PMB Helin Donovan, LLP, Independent Auditors.
23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

* Exhibit 99.1 is incorporated herein by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2009.

Item 9.     Undertakings.

A.   The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2000 Stock Incentive Plan.

B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 5th day of August, 2010.

VALENCE TECHNOLOGY, INC.

By:  /s/ Robert L. Kanode
Robert L. Kanode
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Robert L. Kanode, Ross A. Goolsby and Roger A. Williams, and each or any of them, his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant in the capacities set forth below on August 5, 2010.

Signature	Title

/s/ Robert L, Kanode Robert L. Kanode	Chief Executive Officer, Director (principal executive officer)

/s/ Ross A. Goolsby Ross A. Goolsby	Chief Financial Officer (principal financial and accounting officer)

/s/ Carl E. Berg Carl E. Berg	Chairman of the Board, Director

/s/ Vassilis G. Keramidas Vassilis G. Keramidas	Director

/s/ Bert C. Roberts Bert C. Roberts	Director

/s/ Donn V. Tognazzini Donn V. Tognazzini	Director

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

VALENCE TECHNOLOGY, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Second Restated Certificate of Incorporation of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Registration Statement on Form S-1 (File No. 33-46765), as amended, filed with the Commission on March 27, 1992).

4.2
Amendment to the Second Restated Certificate of Incorporation of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Schedule 14A filed with the Commission on January 28, 2000).

4.3
Fourth Amended and Restated Bylaws of Valence Technology, Inc. (incorporated by reference to the exhibit so described in Registrant’s Current Report on Form 8-K dated January 18, 2008, filed with the Commission on January 22, 2008).

5	Opinion and Consent of Andrews Kurth LLP.
10.1*	Valence Technology, Inc. 2009 Equity Incentive Plan.
23.1	Consent of PMB Helin Donovan, LLP, Independent Auditors.
23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

* Exhibit 99.1 is incorporated herein by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2009.